SLM Student Loan Trust 1997-3
Quarterly Servicing Report
Report Date: 9/30/2004 Reporting Period: 7/01/04-9/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		6/30/2004	Activity	9/30/2004
A	i	Portfolio Balance	$563,876,641.58	($82,908,506.13)	$480,968,135.45
	ii	Interest to be Capitalized	3,464,682.65		2,947,776.07

	iii	Total Pool	$567,341,324.23		$483,915,911.52

	iv	Specified Reserve Account Balance	—		—

	v	Total Adjusted Pool	$567,341,324.23		$483,915,911.52

B	i	Weighted Average Coupon (WAC)	4.239%		4.315%
	ii	Weighted Average Remaining Term	86.76		84.89
	iii	Number of Loans	233,311		210,943
	iv	Number of Borrowers	91,779		83,648

	Notes and Certificates			Spread	Balance 7/26/04	% of Pool	Balance 10/25/04	% of Pool
C	i	A-1 Notes	78442GAR7	0.60%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GAS5	0.64%	477,191,324.23	84.110%	393,765,911.52	81.371%
	iii	Certificates	78442GAT3	0.83%	90,150,000.00	15.890%	90,150,000.00	18.629%

	iv	Total Notes and Certificates			$567,341,324.23	100.000%	$483,915,911.52	100.000%

	Reserve Account		7/26/2004	10/25/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$1,418,353.31	$1,209,789.78
	iv	Reserve Account Floor Balance ($)	$2,503,690.00	$2,503,690.00
	v	Current Reserve Acct Balance ($)	$2,503,690.00	$2,503,690.00

II. 1997-3 Transactions from: 7/1/2004 through: 9/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$78,138,015.93
	ii	Principal Collections from Guarantor	6,812,184.56
	iii	Principal Reimbursements	17,534.05
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$84,967,734.54

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$110,597.63
	ii	Capitalized Interest	(2,169,826.04)

	iii	Total Non-Cash Principal Activity	$(2,059,228.41)

C	Total Student Loan Principal Activity		$82,908,506.13

D	Student Loan Interest Activity
	i	Regular Interest Collections	$2,952,312.46
	ii	Interest Claims Received from Guarantors	301,262.50
	iii	Collection Fees/Return Items	47,104.51
	iv	Late Fee Reimbursements	307,877.81
	v	Interest Reimbursements	23,463.71
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	10,474.46
	viii	Subsidy Payments	614,123.95

	ix	Total Interest Collections	$4,256,619.40

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,429.38
	ii	Capitalized Interest	2,169,826.04

	iii	Total Non-Cash Interest Adjustments	$2,171,255.42

F	Total Student Loan Interest Activity		$6,427,874.82

G.	Non-Reimbursable Losses During Collection Period		$108,423.02

H.	Cumulative Non-Reimbursable Losses to Date		$3,668,802.48

III. 1997-3 Collection Account Activity 7/1/2004 through 9/30/2004

A	Principal Collections
i	Principal Payments Received	$27,299,571.20
ii	Consolidation Principal Payments	57,650,629.29
iii	Reimbursements by Seller	1,637.94
iv	Borrower Benefits Reimbursements	1,055.86
v	Reimbursements by Servicer	833.00
vi	Re-purchased Principal	14,007.25

vii	Total Principal Collections	$84,967,734.54

B	Interest Collections
i	Interest Payments Received	$3,338,838.68
ii	Consolidation Interest Payments	539,334.69
iii	Reimbursements by Seller	1,248.19
iv	Borrower Benefits Reimbursements	593.44
v	Reimbursements by Servicer	17,763.24
vi	Re-purchased Interest	3,858.84
vii	Collection Fees/Return Items	47,104.51
viii	Late Fees	307,877.81

ix	Total Interest Collections	$4,256,619.40

C	Other Reimbursements	$296,543.34

D	Administrator Account Investment Income	$-

E	Return funds borrowed for previous distribution	$-

TOTAL FUNDS RECEIVED	$89,520,897.28
(LESS: SERVICING FEES PREVIOUSLY REMITTED)	$(716,810.56)
F	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT	$88,804,086.72

G	Servicing Fee Calculation-Current Month
i	Unit Charge Calculation	$347,956.51
ii	Percentage of Principal Calculation	$330,985.12
iii	Lesser of Unit or Principal Calculation	$330,985.12

H	Servicing Fees Due for Current Period	$330,985.12

I	Carryover Servicing Fees Due	$2,377.23
Jul-04	Servicing Carryover	$2,377.23
Aug-04	Servicing Carryover	$-
Sep-04	Servicing Carryover	$-

TOTAL: Carryover Servicing Fee Due	$2,377.23

J	Administration Fees Due	$20,000.00

K	Total Fees Due for Period	$353,362.35

IV. 1997-3	Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004
INTERIM:
In School
Current	4.078%	4.047%	1,614	1,474	0.692%	0.699%	$6,045,644.71	$5,576,475.63	1.072%	1.159%

Grace
Current	3.985%	3.947%	595	613	0.255%	0.291%	2,275,423.56	2,254,034.31	0.404%	0.469%

TOTAL INTERIM	4.053%	4.018%	2,209	2,087	0.947%	0.989%	$8,321,068.27	$7,830,509.94	1.476%	1.628%
REPAYMENT
Active
Current	4.288%	4.372%	152,480	139,272	65.355%	66.024%	$292,472,938.69	$248,663,368.55	51.868%	51.701%
31-60 Days Delinquent	4.294%	4.361%	8,334	7,274	3.572%	3.448%	22,739,485.89	19,164,456.45	4.033%	3.985%
61-90 Days Delinquent	4.260%	4.358%	4,901	4,559	2.101%	2.161%	15,114,337.41	14,273,587.76	2.680%	2.968%
91-120 Days Delinquent	4.273%	4.374%	2,989	2,830	1.281%	1.342%	10,049,266.75	9,368,143.37	1.782%	1.948%
> 120 Days Delinquent	4.277%	4.361%	9,337	8,868	4.002%	4.204%	34,509,782.47	31,883,329.07	6.120%	6.629%

Deferment
Current	3.991%	4.043%	25,975	24,159	11.133%	11.453%	79,614,932.35	70,995,582.89	14.119%	14.761%

Forbearance
Current	4.277%	4.366%	25,841	20,746	11.076%	9.835%	96,821,791.75	75,430,927.53	17.171%	15.683%

TOTAL REPAYMENT	4.242%	4.320%	229,857	207,708	98.520%	98.466%	$551,322,535.31	$469,779,395.62	97.774%	97.675%
Claims in Process (1)	4.295%	4.343%	1,236	1,140	0.530%	0.540%	$4,186,357.09	$3,318,843.01	0.742%	0.690%
Aged Claims Rejected (2)	4.220%	4.170%	9	8	0.004%	0.004%	$46,680.91	$39,386.88	0.008%	0.008%
GRAND TOTAL	4.239%	4.315%	233,311	210,943	100.000%	100.000%	$563,876,641.58	$480,968,135.45	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.

(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*Percentages may not total 100% due to rounding.

V. 1997-3 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	4.250%	147,946	$304,618,658.95	63.334%
- GSL - Unsubsidized	4.100%	46,952	127,914,850.51	26.595%
- PLUS Loans	5.264%	9,092	23,650,777.62	4.917%
- SLS Loans	5.286%	6,953	24,783,848.37	5.153%

- Total	4.315%	210,943	$480,968,135.45	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	4.331%	175,408	$418,825,631.99	87.080%
-Two Year	4.194%	25,879	44,825,498.77	9.320%
-Technical	4.236%	9,574	17,240,454.70	3.585%
-Other	5.190%	82	76,549.99	0.016%

- Total	4.315%	210,943	$480,968,135.45	100.000%

*Percentages may not total 100% due to rounding.

VI. 1997-3 Interest Calculation

A	Borrower Interest Accrued During Collection Period		$4,707,595.54
B	Interest Subsidy Payments Accrued During Collection Period		530,953.14
C	SAP Payments Accrued During Collection Period		511,598.76
D	INV Earnings Accrued for Collection Period (RESERVE & COLLECTION ACTS)		231,758.45
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00

F	Net Expected Interest Collections		$5,981,905.89

G	Student Loan Rate
	i	Days in Calculation Period	91
	ii	Days in Year	366
	iii	Net Expected Interest Collections	$5,981,905.89
	iv	Primary Servicing Fee	$1,047,795.68
	v	Administration Fee	$20,000.00
	vi	Total Pool Balance at Beginning of Collection Period	$567,341,324.23
	vii	Student Loan Rate	3.48370%

		Accrued
		Int Factor	Accrual Period
H	Class A-1 T-Bill Based Interest Rate			0.00000%
I	Class A-1 Interest Rate	0.000000000	(7/26/04 - 10/25/04)	0.00000%
J	Class A-2 T-Bill Based Interest Rate			2.25173%
K	Class A-2 Interest Rate	0.005598564	(7/26/04 - 10/25/04)	2.25173%
L	Certificate T-Bill Based Rate of Return			2.44173%
M	Certificate Rate of Return	0.006070968	(7/26/04 - 10/25/04)	2.44173%

VII. 1997-3 Weekly T-Bill Rate Resets

			Number of
Period			Days Weighted	91 Day T-bill	A-2 Reset	CERT Reset
7/26/2004	—	7/26/2004	1	1.352%	1.9920%	2.1820%

7/27/2004	—	8/2/2004	7	1.449%	2.0890%	2.2790%

8/3/2004	—	8/9/2004	7	1.490%	2.1300%	2.3200%

8/10/2004	—	8/16/2004	7	1.497%	2.1370%	2.3270%

8/17/2004	—	8/23/2004	7	1.498%	2.1380%	2.3280%

8/24/2004	—	8/30/2004	7	1.541%	2.1810%	2.3710%

8/31/2004	—	9/7/2004	8	1.607%	2.2470%	2.4370%

9/8/2004	—	9/13/2004	6	1.663%	2.3030%	2.4930%

9/14/2004	—	9/20/2004	7	1.671%	2.3110%	2.5010%

9/21/2004	—	9/27/2004	7	1.716%	2.3560%	2.5460%

9/28/2004	—	10/4/2004	7	1.741%	2.3810%	2.5710%

10/5/2004	—	10/12/2004	8	1.716%	2.3560%	2.5460%

10/13/2004	—	10/24/2004	12	1.711%	2.3510%	2.5410%

Total Days in Accrual Period			91

VIII. 1997-3 Inputs From Previous Quarterly Servicing Reports 6/30/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$563,876,641.58
	ii	Interest To Be Capitalized	3,464,682.65

	iii	Total Pool	$567,341,324.23
	iv	Specified Reserve Account Balance	—

	v	Total Adjusted Pool	$567,341,324.23

B	Total Note and Certificate Factor		0.2203267
C	Total Note and Certificate Balance		$567,341,324.23

D	Note Balance 7/26/04		Class A-1	Class A-2	Certificates

	i	Current Factor	0.0000000	0.4639682	1.0000000
	ii	Expected Note Balance	$0.00	$477,191,324.23	$90,150,000.00

E	Note Principal Shortfall		$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00

H	Reserve Account Balance		$2,503,690.00
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 1997-3 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds (Sections III-F + VI-D)		$89,035,845.17	$89,035,845.17
B	Primary Servicing Fees-Current Month		$330,985.12	$88,704,860.05
C	Administration Fee		$20,000.00	$88,684,860.05
D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$88,684,860.05
	ii	Class A-2	$2,671,586.01	$86,013,274.04

	iii	Total Noteholder’s Interest Distribution	$2,671,586.01
E	Certificateholder’s Return Distribution Amount		$547,297.77	$85,465,976.27
F	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$85,465,976.27
	ii	Class A-2	$83,425,412.71	$2,040,563.56

	iii	Total Noteholder’s Principal Distribution	$83,425,412.71
G	Certificateholder’s Balance Distribution Amount		$0.00	$2,040,563.56
H	Increase to the Specified Reserve Account Balance		$0.00	$2,040,563.56
I	Carryover Servicing Fees		$2,377.23	$2,038,186.33
J	Noteholder’s Interest Carryover
	i	Class A-1	$0.00	$2,038,186.33
	i	Class A-2	$0.00	$2,038,186.33

	iii	Total Noteholder’s Interest Carryover	$0.00
K	Certificateholder’s Return Carryover		$0.00	$2,038,186.33
L	Excess to Reserve Account		$2,038,186.33	$0.00

X. 1997-3 Distributions

A	Distribution Amounts			Class A-1	Class A-2	Certificates
	i	Quarterly Interest Due		$0.00	$2,671,586.01	$547,297.77
	ii	Quarterly Interest Paid		0.00	2,671,586.01	547,297.77

	iii	Interest Shortfall		$0.00	$0.00	$0.00

	iv	Interest Carryover Due		$0.00	$0.00	$0.00
	v	Interest Carryover Paid		0.00	0.00	0.00

	vi	Interest Carryover		$0.00	$0.00	$0.00

	vii	Quarterly Principal Due		$0.00	$83,425,412.71	$0.00
	viii	Quarterly Principal Paid		0.00	83,425,412.71	0.00

	ix	Quarterly Principal Shortfall		$0.00	$0.00	$0.00

	x	Total Distribution Amount		$0.00	$86,096,998.72	$547,297.77

B	Principal Distribution Reconciliation
	i	Notes and Certificates Principal Balance 9/30/04		$567,341,324.23
	ii	Adjusted Pool Balance 9/30/04		483,915,911.52

	iii	Adjusted Pool Exceeding Notes and Certificate Balance (i-ii)		$83,425,412.71

	iv	Adjusted Pool Balance 6/30/04		$567,341,324.23
	v	Adjusted Pool Balance 9/30/04		$483,915,911.52

	vi	Current Principal Due (iv-v)		$83,425,412.71
	vii	Principal Shortfall from Previous Collection Period		$—

	viii	Principal Distribution Amount (vi + vii)		$83,425,412.71

	ix	Principal Distribution Amount Paid		$83,425,412.71

	x	Principal Shortfall (viii — ix)		$—

C		Total Principal Distribution		$83,425,412.71
D		Total Interest Distribution		3,218,883.78

E		Total Cash Distributions-Note and Certificates		$86,644,296.49

F	Note & Certificate Balances			7/26/04	10/25/04
	i	A-1 Note Balance	(78442GAR7)	$—	$—
		A-1 Note Pool Factor		0.0000000	0.0000000

	ii	A-2 Note Balance	(78442GAS5)	$477,191,324.23	$393,765,911.52
		A-2 Note Pool Factor		0.4639682	0.3828546

	iii	Certificate Balance	(78442GAT3)	$90,150,000.00	$90,150,000.00
		Certificate Pool Factor		1.0000000	1.0000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$2,503,690.00
	ii	Deposits to correct Shortfall			$—
	iii	Deposits from Excess Servicing			$2,038,186.33

	iv	Total Reserve Account Balance Available			$4,541,876.33
	v	Required Reserve Account Balance			$2,503,690.00

	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve — Release to SLM Investment Corp.			$2,038,186.33
	viii	Ending Reserve Account Balance			$2,503,690.00

XI. 1997-3 Historical Pool Information

						2003	2002

			7/01/04-9/30/04	4/1/04-6/30/04	01/01/04-03/31/04	01/01/03-12/31/03	1/1/02-12/31/02

Beginning Student Loan Portfolio Balance			$563,876,641.58	$599,650,978.64	$663,957,520.07	$996,375,142.58	$1,401,408,668.30

	Student Loan Principal Activity

	i	Regular Principal Collections	$78,138,015.93	$32,604,864.54	$59,794,168.43	$257,368,323.07	$178,358,410.16
	ii	Principal Collections from Guarantor	6,812,184.56	5,570,514.74	6,691,118.69	29,669,594.67	34,856,557.08
	iii	Principal Reimbursements	17,534.05	49,131.63	351,525.71	61,067,331.94	220,673,911.44
	iv	Other System Adjustments	—	—	—	—	—

	v	Total Principal Collections	$84,967,734.54	$38,224,510.91	$66,836,812.83	$348,105,249.68	$433,888,878.68

	Student Loan Non-Cash Principal Activity

	i	Other Adjustments	$110,597.63	$86,213.27	$101,665.98	$2,016,016.73	$4,010,895.66
	ii	Capitalized Interest	(2,169,826.04)	(2,536,387.12)	(2,631,937.38)	(17,703,643.90)	(32,866,248.62)

	iii	Total Non-Cash Principal Activity	$(2,059,228.41)	$(2,450,173.85)	$(2,530,271.40)	$(15,687,627.17)	$(28,855,352.96)

(-)	Total Student Loan Principal Activity		$82,908,506.13	$35,774,337.06	$64,306,541.43	$332,417,622.51	$405,033,525.72

	Student Loan Interest Activity

	i	Regular Interest Collections	$2,952,312.46	$2,761,255.38	$3,309,886.09	$18,652,611.59	$35,733,037.32
	ii	Interest Claims Received from Guarantors	301,262.50	253,982.61	309,067.44	1,647,297.32	2,398,470.72
	iii	Collection Fees/Return Items	47,104.51	33,722.08	41,124.59	122,721.38	38,740.10
	iv	Late Fee Reimbursements	307,877.81	206,525.21	288,629.33	1,090,758.10	1,086,910.41
	v	Interest Reimbursements	23,463.71	41,895.23	14,682.00	496,576.93	2,094,320.15
	vi	Other System Adjustments	—	—	—	—	—
	vii	Special Allowance Payments	10,474.46	(216.20)	(189.16)	(2,416.66)	(8,132.69)
	viii	Subsidy Payments	614,123.95	687,735.05	717,117.52	4,296,380.31	8,244,264.56

	ix	Total Interest Collections	$4,256,619.40	$3,984,899.36	$4,680,317.81	$26,303,928.97	$49,587,610.57

	Student Loan Non-Cash Interest Activity

	i	Interest Accrual Adjustment	$1,429.38	$2,046.38	$18,514.26	$(1,535,204.39)	$(3,439,077.15)
	ii	Capitalized Interest	2,169,826.04	2,536,387.12	2,631,937.38	17,703,643.90	32,866,248.64

	iii	Total Non-Cash Interest Adjustments	$2,171,255.42	$2,538,433.50	$2,650,451.64	$16,168,439.51	$29,427,171.49

	Total Student Loan Interest Activity		$6,427,874.82	$6,523,332.86	$7,330,769.45	$42,472,368.48	$79,014,782.06

(=)	Ending Student Loan Portfolio Balance		$480,968,135.45	$563,876,641.58	$599,650,978.64	$663,957,520.07	$996,375,142.58
(+)	Interest to be Capitalized		$2,947,776.07	$3,464,682.65	$3,891,763.52	$4,189,183.05	$6,724,815.16

(=)	TOTAL POOL		$483,915,911.52	$567,341,324.23	$603,542,742.16	$668,146,703.12	$1,003,099,957.74

(+)	Reserve Account Balance		$—	$—	$—	$—	$2,507,749.89

(=)	Total Adjusted Pool		$483,915,911.52	$567,341,324.23	$603,542,742.16	$668,146,703.12	$1,005,607,707.63

XII. 1997-3 Historical Pool Information (continued)

			2001	2000	1999	1998	1997

			1/1/01-12/31/01	1/1/00-12/31/00	1/1/99-12/31/99	1/1/98-12/31/98	8/25/97 - 12/31/97

Beginning Student Loan Portfolio Balance			$1,703,749,786.84	$1,934,544,726.24	$2,187,173,010.15	$2,388,313,848.15	$2,447,417,365.32

	Student Loan Principal Activity

	i	Regular Principal Collections	$227,829,831.45	$196,652,605.99	$194,105,501.23	$179,579,682.34	$49,821,559.10
	ii	Principal Collections from Guarantor	37,471,413.23	28,015,141.91	38,913,656.71	71,378,464.29	1,440,820.82
	iii	Principal Reimbursements	82,573,806.84	66,059,702.71	83,345,947.87	8,500,226.75	39,007,052.38
	iv	Other System Adjustments	—	—	—	—	—

	v	Total Principal Collections	$347,875,051.52	$290,727,450.61	$316,365,105.81	$259,458,373.38	$90,269,432.30

	Student Loan Non-Cash Principal Activity

	i	Other Adjustments	$3,824,732.20	$7,825,442.61	$9,811,199.50	$10,205,441.60	$3,533,441.93
	ii	Capitalized Interest	(49,358,665.18)	(67,757,953.82)	(73,548,021.40)	(68,522,976.98)	(34,699,357.06)

	iii	Total Non-Cash Principal Activity	$(45,533,932.98)	$(59,932,511.21)	$(63,736,821.90)	$(58,317,535.38)	$(31,165,915.13)

(-)	Total Student Loan Principal Activity		$302,341,118.54	$230,794,939.40	$252,628,283.91	$201,140,838.00	$59,103,517.17

	Student Loan Interest Activity

	i	Regular Interest Collections	$62,609,155.31	$75,434,703.80	$82,058,012.18	$85,007,482.49	$24,529,728.52
	ii	Interest Claims Received from Guarantors	2,915,020.80	1,803,318.79	2,289,076.52	4,447,365.33	34,126.30
	iii	Collection Fees/Return Items	—	—	—	—	—
	iv	Late Fee Reimbursements	1,424,742.96	1,472,558.30	1,424,017.90	433,591.49	9.92
	v	Interest Reimbursements	883,929.68	762,699.18	1,494,005.16	164,288.32	799,423.02
	vi	Other System Adjustments	—	(944.96)	—	—	—
	vii	Special Allowance Payments	3,705,525.29	16,637,288.12	1,003,735.19	1,999,181.67	232,534.47
	viii	Subsidy Payments	14,154,180.74	19,237,272.66	29,964,944.26	46,628,513.22	6,806,739.23

	ix	Total Interest Collections	$85,692,554.78	$115,346,895.89	$118,233,791.21	$138,680,422.52	$32,402,561.46

	Student Loan Non-Cash Interest Activity

	i	Interest Accrual Adjustment	$(3,192,122.38)	$(7,474,336.00)	$(9,205,350.26)	$(9,049,779.85)	$(3,498,891.99)
	ii	Capitalized Interest	49,358,665.18	67,757,953.82	73,548,021.40	68,522,976.98	34,699,357.06

	iii	Total Non-Cash Interest Adjustments	$46,166,542.80	$60,283,617.82	$64,342,671.14	$59,473,197.13	$31,200,465.07

	Total Student Loan Interest Activity		$131,859,097.58	$175,630,513.71	$182,576,462.35	$198,153,619.65	$63,603,026.53

(=)	Ending Student Loan Portfolio Balance		$1,401,408,668.30	$1,703,749,786.84	$1,934,544,726.24	$2,187,173,010.15	$2,388,313,848.15
(+)	Interest to be Capitalized		$11,365,955.68	$15,088,567.54	$25,721,016.49	$39,623,139.23	$44,396,075.77

(=)	TOTAL POOL		$1,412,774,623.98	$1,718,838,354.38	$1,960,265,742.73	$2,226,796,149.38	$2,432,709,923.92

(+)	Reserve Account Balance		$3,531,936.56	$4,297,095.89	$4,900,664.36	$5,566,990.37	$6,259,224.00

(=)	Total Adjusted Pool		$1,416,306,560.54	$1,723,135,450.27	$1,965,166,407.09	$2,232,363,139.75	$2,438,969,147.92

XIII. 1997-3 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Oct-97	$2,503,689,634	—
Jan-98	$2,432,709,924	6.13%
Apr-98	$2,385,676,618	4.78%
Jul-98	$2,331,344,763	4.50%
Oct-98	$2,277,897,847	4.25%
Jan-99	$2,226,796,149	4.02%
Apr-99	$2,161,570,744	4.11%
Jul-99	$2,071,122,456	4.77%
Oct-99	$2,011,966,586	4.58%
Jan-00	$1,960,265,743	4.26%
Apr-00	$1,901,858,502	4.08%
Jul-00	$1,844,601,303	3.88%
Oct-00	$1,775,682,170	3.92%
Jan-01	$1,718,838,354	3.74%
Apr-01	$1,667,050,504	3.50%
Jul-01	$1,599,454,747	3.51%
Oct-01	$1,517,532,861	3.74%
Jan-02	$1,412,774,624	4.32%
Apr-02	$1,315,090,967	4.80%
Jul-02	$1,237,506,180	4.98%
Oct-02	$1,110,163,932	6.00%
Jan-03	$1,003,099,958	6.73%
Apr-03	$909,311,886	7.30%
Jul-03	$859,128,855	7.10%
Oct-03	$733,270,658	8.41%
Jan-04	$668,146,703	8.61%
Apr-04	$603,542,742	8.85%
Jul-04	$567,341,324	8.48%
Oct-04	$483,915,912	9.33%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.